Exhibit 23.1

November 17, 2023

Bruush Oral Care Inc.

We consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form F-1 of our report dated March 10, 2023, relating to the financial statements as of October 31, 2022, 2021 and January 31, 2021, and for the 12-months ended October 31, 2022. 9-months ended October 31, 2021 and 12-months ended January 31, 2021 of Bruush Oral Care Inc.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS